EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number 333-204286, 333-204285, 333-188735, 333-108128 and 333-166507) and Form S-3 (File Number 333-204450 and 333-204287) of Cott Corporation of our report dated March 1, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
March 1, 2017